 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 21, 2020

ENDRA Life Sciences Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37969	26-0579295
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3600 Green Court, Suite 350 Ann Arbor, MI	48105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(734) 335-0468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NDRA	The Nasdaq Stock Market LLC
Warrants, each to purchase one share of Common Stock	NDRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

ENDRA Life Sciences Inc. (the “Company”) previously submitted an application to First Republic Bank (the “Lender”) under the Small Business Administration (the “SBA”) Paycheck Protection Program (the “PPP”) promulgated under the Coronavirus Aid, Relief and Economic Security Act of 2020 (the “CARES Act”). The application was subsequently approved and, on April 21, 2020, the Company issued a U.S. Small Business Administration Paycheck Protection Program Note (the “Note”) to the Lender for a loan in the principal amount of $308,600.00 (the “Loan”). The Company received the full amount of the Loan on April 22, 2020.

The advance under the Loan bears interest at a rate per annum of 1.00%. The term of the Loan is two years, ending April 22, 2022 (the “Maturity Date”). No payments are due on the Loan until seven months from the date of first disbursement of the Loan (the “Deferment Period”), but interest will accrue during the Deferment Period. Following the Deferment Period, the Company must pay monthly principal and interest payments on the outstanding principal balance of the Loan amortized over the term of the Loan (the “Loan Payments”), unless forgiven in whole or in part in accordance with the PPP regulations.

The Company may apply to the Lender for the Loan be forgiven partially or fully if the funding received is used during the 8-week period following disbursement for payroll costs, covered rent, and covered utilities, provided that at least 75% of the forgiven amount has been used for payroll costs. Forgiveness is based on the Company’s maintaining, or quickly rehiring employees and maintaining applicable salary levels. Forgiveness will be reduced if full-time headcount declines, or if salaries and wages decrease. No assurance is provided that the Company will obtain forgiveness of the Loan in full or in part.

The Company may prepay the principal of the Loan at any time without incurring any prepayment charges. The Company may prepay 20% or less of the unpaid principal balance at any time without notice. If the Company prepays more than 20% and the Loan has been sold on the secondary market, the Company must provide the Lender with written notice, pay all accrued interest and comply with the other requirements described in the Note for such repayment.

The Company did not provide any collateral or personal guarantees for the Loan, nor did the Company pay any facility charge to the government or to the Lender.

The Note also provides for customary events of default, including, among others, events of default relating to failure to make payment or comply with the covenants contained in the Note and related loan documents, defaults on any other loan with the Lender, defaults on any loan or agreement with another creditor (if the Lender believes the default may materially affect the Company’s ability pay the Note), failure to pay any taxes when due, bankruptcy, breaches of representations, judgment, reorganization, merger, consolidation or other changes in ownership or business structure without the Lender’s prior written consent, and material adverse changes in financial condition or business operation. Upon an event of default the Lender may require immediate payment of all amounts owing under the Note, collect all amounts owing from the Company, or file suit and obtain judgment.

The foregoing summary of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01, “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by this reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard, Transfer of Listing.

On April 24, 2020, the Company received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, because the closing bid price for the Company’s common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company no longer meets the minimum bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2), requiring a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”).

The notification has no immediate effect on the listing of the Company’s common stock. In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A) and the rule change filed by Nasdaq with the Securities and Exchange Commission on April 16, 2020, the Company has a period of 180 calendar days from July 1, 2020, or until December 28, 2020, to regain compliance with the Minimum Bid Price Requirement. If at any time before December 28, 2020 the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement.

The notification letter also disclosed that in the event the Company does not regain compliance with the Minimum Bid Price Requirement by December 28, 2020, the Company may be eligible for additional time. To qualify for additional time, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company meets these requirements, Nasdaq will inform the Company that it has been granted an additional 180 calendar days to regain compliance. However, if it appears to the staff of Nasdaq (the “Staff”) that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, the Staff would notify the Company that its securities will be subject to delisting. In the event of such notification, the Company may appeal the Staff’s determination to delist its securities, but there can be no assurance the Staff would grant the Company’s request for continued listing.

The Company intends to continue actively monitoring the bid price for its common stock between now and December 28, 2020 and will consider available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDRA Life Sciences Inc.
April 27, 2020
	By:	/s/ Francois Michelon
	Name:	Francois Michelon
	Title:	President and Chief Executive Officer